Exhibit 99.7

SolarJuice Co., Ltd.

4741 Urbani Avenue

McClellan Park, California 95652

Tel. No. (888) 575-1940

February 13, 2023

Division of Corporation Finance

Office of Trade and Services

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	SolarJuice Co., Ltd. Registration Statement on Form F-1
Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Our client, SolarJuice Co., Ltd., a Cayman Islands exempted company (the “Company”), has filed its Registration Statement on Form F-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to a proposed initial public offering of the Company’s ordinary shares. The filing has been assigned Registration No. 333-267486. The Registration Statement cleared Staff comments in December 2022 and is being filed today to include estimated pricing information. We expect to request effectiveness of the Registration Statement in the next 10 days.

The Registration Statement at the time of initial public filing and at effectiveness will contain audited U.S. GAAP financial statements for the Company for the two years ended December 31, 2021 and 2020, and unaudited U.S. GAAP financial statements for the six months ended June 30, 2022 and 2021. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that because this is the Company’s initial public offering (“IPO”), it must have audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

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We hereby respectfully request that the Staff of the Commission waive the 12-month age of financial statements requirement of Item 8.A.4 of Form 20-F in connection with the Company’s Registration Statement. In connection with this request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to file any consolidated financial statements, audited under any generally accepted auditing standards.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2022 will be available until April 15, 2023.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the IPO.

We further respectfully request your expedited attention to this matter. Please do not hesitate to contact our counsel James A. Prestiano, who is with Loeb & Loeb LLP at (212) 407-4831 or jprestiano@loeb.com if you have any questions regarding the foregoing or if I can provide any additional information.

Sincerely,

/s/ Randolph Conone

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Randolph Conone
Chief Financial Officer

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